Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 12 TO

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

AND

AMENDMENT NO. 7 TO

THIRD AMENDED AND RESTATED PURCHASE AND CONTRIBUTION AGREEMENT

THIS AMENDMENT NO. 12 TO THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT AND AMENDMENT NO. 7 TO THIRD AMENDED AND RESTATED PURCHASE AND CONTRIBUTION AGREEMENT (this “Agreement”) is dated and is effective as of June 26, 2020, and is entered into by and among UNITED RENTALS (NORTH AMERICA), INC., a Delaware corporation (the “Originator”), UNITED RENTALS RECEIVABLES LLC II, a Delaware limited liability company (the “Seller”), UNITED RENTALS, INC., a Delaware corporation (the “Collection Agent”), LIBERTY STREET FUNDING LLC, a Delaware limited liability company (“Liberty”), and GOTHAM FUNDING CORPORATION, a Delaware corporation (“Gotham”, and together with Liberty, the “Purchasers”), THE BANK OF NOVA SCOTIA (“Scotia Capital”), as a Bank (as defined in the Purchase Agreement referred to below), as administrative agent (the “Administrative Agent”) for the Investors and the Banks (as such terms are defined in the Purchase Agreement referred to below) and as purchaser agent for Liberty (the “Liberty Purchaser Agent”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Bank and as purchaser agent for itself (the “PNC Purchaser Agent”), MUFG BANK, LTD. (“MUFG”), as a Bank and as purchaser agent for Gotham (the “Gotham Purchaser Agent”), TRUIST BANK, successor by merger to SunTrust Bank (“Truist”), as a Bank and as purchaser agent for itself (the “Truist Purchaser Agent”), and THE TORONTO-DOMINION BANK (“TD”), as a Bank and as purchaser agent for itself (the “TD Purchaser Agent”, and together with the Liberty Purchaser Agent, the PNC Purchaser Agent, the Gotham Purchaser Agent and the Truist Purchaser Agent, the “Purchaser Agents”). Capitalized terms used and not otherwise defined herein are used as defined in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Seller, the Collection Agent, the Purchasers, the Purchaser Agents, the Banks and the Administrative Agent are parties to that certain Third Amended and Restated Receivables Purchase Agreement dated as of September 24, 2012 (as amended, supplemented or otherwise modified, the “Purchase Agreement”);

WHEREAS, the Originator, the Collection Agent and the Seller are parties to that certain Third Amended and Restated Purchase and Contribution Agreement dated as of September 24, 2012 (as amended, supplemented or otherwise modified, the “Contribution Agreement”);

WHEREAS, pursuant to Section 7.01 of the Purchase Agreement, the parties wish to (i) extend the Facility Termination Date under the Purchase Agreement, (ii) decrease the Purchase Limit and (iii) make certain other amendments to the Purchase Agreement, all as hereinafter set forth; and

WHEREAS, pursuant to Section 9.01 of the Contribution Agreement, the parties wish to reflect name changes with respect to certain of the Banks and Purchaser Agents.

NOW, THEREFORE, the parties agree as follows:

Section 1.              Decrease in Purchase Limit and Bank Commitments; Adjustment of Bank Commitments and Percentages. As of the Effective Date (as defined below):

(a)           Pursuant to and in accordance with the Purchase Agreement, the Purchase Limit is hereby decreased by $175,000,000 and the definition of “Purchase Limit” contained in Exhibit I to the Purchase Agreement is hereby amended by deleting the dollar figure “$975,000,000” contained therein and replacing it with the dollar figure “$800,000,000”. In accordance with Section 7.01 of the Purchase Agreement, each of the Seller, the Administrative Agent, the Banks, and the Purchaser Agents consents to such amendment.

(b)           In connection with the decrease in the Purchase Limit, the Seller desires to cause (v) Scotia Capital to decrease its Bank Commitment by $67,500,000, (w) PNC to decrease its Bank Commitment by $22,500,000, (x) MUFG to decrease its Bank Commitment by $25,000,000, (y) Truist to decrease its Bank Commitment by $22,500,000 and (z) TD to decrease its Bank Commitment by $37,500,000, and each of Scotia Capital, PNC, MUFG, Truist and TD agrees to such decrease in its respective Bank Commitment. Each of the Purchasers, the Purchaser Agents and the Administrative Agent hereby consents to such decrease in the respective Bank Commitment of each of Scotia Capital, PNC, MUFG, Truist and TD.

(c)           Upon the effectiveness of the Bank Commitment decreases in Section 1(b), the Bank Commitment of each of the Banks shall be as follows (and each Bank’s Percentage shall be that percentage determined pursuant to the Purchase Agreement):

Bank	Bank Commitment
Truist	$102,500,000
MUFG	$115,000,000
PNC	$102,500,000
TD	$172,500,000
Scotia Capital	$307,500,000
TOTAL	$800,000,000.00

(d)           In connection with the foregoing adjustments of the Bank Commitments and the resulting adjustments to each Bank’s Percentage, the applicable Banks (or related Purchasers) whose Percentage has decreased shall transfer a Receivable Interest or Receivable Interests to each of the applicable Banks (or related Purchasers) whose Percentage has increased, as applicable, in exchange for an aggregate cash payment from each such Person in an amount equal to the aggregate Capital of such Receivable Interests so transferred to such Person, so that after giving effect to such transfers of Receivable Interests and such cash payments, each applicable Investor shall hold aggregate outstanding Capital equal to such Investor’s ratable share of the aggregate outstanding Capital of all Investors as of such time (based on the applicable Bank’s Percentage, as so adjusted). The Seller hereby consents to the foregoing transfers of Receivable Interests. Each of the Seller, the Purchaser Agents and the Administrative Agent hereby acknowledges and agrees that this Agreement constitutes notice to it by the relevant transferors of the transfer of Receivable Interests pursuant to this Section 1(d).

Section 2.             Amendments to the Purchase Agreement. Effective as of the Effective Date, immediately after giving effect to the actions contemplated by Section 1 hereof, the Purchase Agreement is hereby amended to incorporate the changes shown on the marked pages attached hereto as Annex A.

Section 3.               Effectiveness of this Agreement. This Agreement shall become effective as of the date hereof (the “Effective Date”) at such time as:

(a)       executed counterparts of this Agreement have been delivered by each party hereto to the other parties hereto;

(b)       each Purchaser Agent shall have received payment of a one-time upfront fee in an amount equal to 7.5 basis points on the amount of its related Bank’s Bank Commitment after giving effect to the decrease of Bank Commitments contemplated by Section 1;

(c)       in the event that the aggregate Capital of all Receivable Interests in effect immediately prior to the decrease of the Purchase Limit contemplated by Section 1 is greater than $800,000,000, the Seller shall have caused such aggregate Capital to be reduced to $800,000,000 or less;

(d)       the Administrative Agent shall have received an opinion, in form and substance reasonably satisfactory to the Administrative Agent, from Sullivan & Cromwell LLP, with respect to true sale and non-consolidation matters after giving effect to this Agreement and the transactions contemplated hereby; and

(e)       the Administrative Agent and the Purchaser Agents shall have received, in form and substance reasonably satisfactory to the Administrative Agent and each Purchaser Agent, a certificate of the Secretary or Assistant Secretary of the Seller certifying copies of the resolutions of the Board of Directors of the Seller approving this Agreement and the transactions contemplated hereby.

Section 4.               Representations and Warranties. The Originator, the Seller and the Collection Agent represent and warrant as follows:

(a)       The execution, delivery and performance by the Originator, the Collection Agent and the Seller of this Agreement (i) are within its corporate or limited liability company powers, as applicable, (ii) have been duly authorized by all necessary corporate or limited liability company action, as applicable, and (iii) do not contravene (1) its charter, by-laws or limited liability company agreement, as applicable, (2) any law, rule or regulation applicable to it or (3) any contractual restriction binding on it or its property, in each case under clauses (2) or (3) where such contravention would reasonably be expected to have a material adverse effect on the collectability of any Pool Receivable, on the Originator, on the Seller or on the performance by the Collection Agent of its obligations under the Contribution Agreement or the Purchase Agreement. This Agreement has been duly executed and delivered by the Originator, the Seller and the Collection Agent.

(b)       No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Originator, the Seller or the Collection Agent of this Agreement or any other document to be delivered by the Originator, the Seller or the Collection Agent hereunder other than those already obtained; provided that the right of any assignee of a Receivable the obligor of which is a Government Obligor to enforce such Receivable directly against such obligor may be restricted by the Federal Assignment of Claims Act or any similar applicable law to the extent the Originator or the Seller shall not have complied with the applicable provisions of any such law in connection with the assignment or subsequent reassignment of any such Receivable.

(c)       This Agreement constitutes the legal, valid and binding obligation of the Originator, the Seller and the Collection Agent, enforceable against the Originator, the Seller and the Collection Agent in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)       The representations and warranties contained in (i) Section 4.01 of the Contribution Agreement (with respect to the Originator), (ii) Exhibit III to the Purchase Agreement (with respect to the Seller) and (iii) Section 4.08 of the Purchase Agreement (with respect to the Collection Agent) are correct in all material respects (except for those representations and warranties that are conditioned by materiality, material adverse effect or a similar qualification, which shall be correct in all respects) on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been correct in all material respects (except for those representations and warranties that are conditioned by materiality, material adverse effect or a similar qualification, which shall have been correct in all respects) on and as of such earlier date.

(e)        No event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes an Event of Termination or an Incipient Event of Termination.

Section 5.              Amendment to Fee Letters. The Seller and each of the Banks hereby agrees that, upon the effectiveness of the amendments to the Purchase Agreement contemplated by Section 2 above, (x) the percentage “0.75%” in Section 1 of each Fee Letter utilized in the calculation of the Program Fee (as defined in each Fee Letter) is amended to be (1) with respect to each Fee Letter as to which the related Purchaser Agent has a Purchaser party to the Purchase Agreement, “1.25%” and (2) with respect to each Fee Letter as to which the related Purchaser Agent does not have a Purchaser party to the Purchase Agreement, “1.30%”, (y) the percentage “0.35%” in Section 2 of each Fee Letter utilized in the calculation of the Commitment Fee (as defined in each Fee Letter) is amended to be “0.40%” and (z) the percentage “1.25%” in the paragraph of each Fee Letter mentioning the “Assignee Rate” is amended to be “1.30%”.

Section 6.               Purchase Agreement, Contribution Agreement and Fee Letters in Full Force and Effect as Amended.

(a)       In connection with the extension of the Facility Termination Date under the Purchase Agreement, the Originator acknowledges that the Facility Termination Date under the Contribution Agreement shall accordingly be extended pursuant to clause (a) of the definition of “Facility Termination Date” contained therein. The respective parties hereto acknowledge and agree that each reference in the Contribution Agreement (including any schedules and exhibits thereto) to (x) “The Bank of Tokyo-Mitsubishi UFJ, Ltd.” or “BTMU” or words to that effect is hereby replaced in its entirety with a reference to “MUFG Bank, Ltd.” or “MUFG”, mutatis mutandis, and (y) “SunTrust Bank” or “ST” or words to that effect is hereby replaced in its entirety with a reference to “Truist Bank” or “Truist”, mutatis mutandis. All of the provisions of the Purchase Agreement, the Contribution Agreement and the Fee Letters, each as amended hereby, and all of the provisions of all other documentation required to be delivered with respect thereto shall remain in full force and effect and are ratified and confirmed in all respects.

(b)       The respective parties hereto agree to be bound by the terms and conditions of the Purchase Agreement, the Contribution Agreement and the Fee Letters, each as amended hereby, as applicable, as though such terms and conditions were set forth herein.

(c)       This Agreement may not be amended or otherwise modified except as provided in the Purchase Agreement or the Contribution Agreement, as applicable.

(d)       This Agreement shall constitute a Transaction Document under both the Purchase Agreement and the Contribution Agreement.

Section 7.               Reference in Other Documents; Affirmation of Performance Undertaking Agreement.

(a)       On and from the date hereof, references to the Purchase Agreement in any agreement or document (including without limitation the Purchase Agreement) shall be deemed to include a reference to the Purchase Agreement, as amended hereby, whether or not reference is made to this Agreement. On and from the date hereof, references to the Contribution Agreement in any agreement or document (including without limitation the Contribution Agreement) shall be deemed to include a reference to the Contribution Agreement, as amended hereby, whether or not reference is made to this Agreement.

(b)       United Rentals, Inc. hereby consents to this Agreement and hereby affirms and agrees that the Performance Undertaking Agreement is, and shall continue to be, in full force and effect and is hereby ratified and affirmed in all respects. Upon and at all times after the effectiveness of this Agreement, each reference in the Performance Undertaking Agreement to (i) the “Receivables Purchase Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Purchase Agreement as amended by this Agreement, and as hereafter amended or restated, and (ii) the “Purchase Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Contribution Agreement as amended by this Agreement, and as hereafter amended or restated.

Section	8. Costs and Expenses.

The Seller agrees to pay on demand all reasonable and documented costs and expenses in connection with the drafting, negotiation, revision, execution and delivery of this Agreement and the other documents and agreements to be delivered hereunder and thereunder, including, without limitation, the reasonable and documented fees and out-of-pocket expenses of one firm of primary counsel for the Administrative Agent and the Purchaser Agents, the Purchasers and the Banks.

Section	9. Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by electronic mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section	10. Headings.

The descriptive headings of the various sections of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

Section	11. Governing Laws.

This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed in accordance with, the laws of the state of New York (without giving effect to the conflict of laws principles thereof, other than Section 5-1401 of the New York General Obligations Law, which shall apply hereto).

The remainder of this page is intentionally left blank.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ORIGINATOR:	UNITED RENTALS (NORTH AMERICA), INC.

	By:	/s/ Colin Fox
		Name:	Colin Fox
		Title:	Assistant Treasurer

SELLER:	UNITED RENTALS RECEIVABLES LLC II

	By:	/s/ Colin Fox
		Name:	Colin Fox
		Title:	Assistant Treasurer

COLLECTION AGENT:	UNITED RENTALS, INC.

	By:	/s/ Colin Fox
		Name:	Colin Fox
		Title:	Assistant Treasurer

SOLELY FOR PURPOSES OF SECTION 7(b):	UNITED RENTALS, INC.

	By:	/s/ Colin Fox
		Name:	Colin Fox
		Title:	Assistant Treasurer

Signature Page
AMENDMENT NO. 12 to RPA and AMENDMENT NO. 7 TO PCA

ADMINISTRATIVE AGENT:	THE BANK OF NOVA SCOTIA

	By:	/s/ Doug Noe
		Name:	Doug Noe
		Title:	Managing Director

PURCHASER:	LIBERTY STREET FUNDING LLC

	By:	/s/ Kevin J. Corrigan
		Name:	Kevin J. Corrigan
		Title:	Vice President

PURCHASER AGENT:	THE BANK OF NOVA SCOTIA

	By:	/s/ Doug Noe
		Name:	Doug Noe
		Title:	Managing Director

BANK:	THE BANK OF NOVA SCOTIA

	By:	/s/ Doug Noe
		Name:	Doug Noe
		Title:	Managing Director

Signature Page
AMENDMENT NO. 12 to RPA and AMENDMENT NO. 7 TO PCA

PURCHASER AGENT:	PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ Christopher Blaney
		Name:	Christopher Blaney
		Title:	Senior Vice President

BANK:	PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ Christopher Blaney
		Name:	Christopher Blaney
		Title:	Senior Vice President

Signature Page
AMENDMENT NO. 12 to RPA and AMENDMENT NO. 7 TO PCA

PURCHASER:	GOTHAM FUNDING CORPORATION

	By:	/s/ Kevin J. Corrigan
		Name:	Kevin J. Corrigan
		Title:	Vice President

PURCHASER AGENT:	MUFG BANK, LTD.

	By:	/s/ Eric Williams
		Name:	Eric Williams
		Title:	Managing Director

BANK:	MUFG BANK, LTD.

	By:	/s/ Eric Williams
		Name:	Eric Williams
		Title:	Managing Director

Signature Page
AMENDMENT NO. 12 to RPA and AMENDMENT NO. 7 TO PCA

PURCHASER AGENT:	TRUIST BANK

	By:	/s/ Jason Meyer
		Name:	Jason Meyer
		Title:	Managing Director

BANK:	TRUIST BANK

	By:	/s/ Jason Meyer
		Name:	Jason Meyer
		Title:	Managing Director

Signature Page
AMENDMENT NO. 12 to RPA and AMENDMENT NO. 7 TO PCA

PURCHASER AGENT:	THE TORONTO-DOMINION BANK

	By:	/s/ Jamie Giles
		Name:	Jamie Giles
		Title:	Managing Director

BANK:	THE TORONTO-DOMINION BANK

	By:	/s/ Jamie Giles
		Name:	Jamie Giles
		Title:	Managing Director

Signature Page
AMENDMENT NO. 12 to RPA and AMENDMENT NO. 7 TO PCA

ANNEX A

CHANGED PAGES TO PURCHASE AGREEMENT

See Attached

CONFORMED COPY INCORPORATING

AMENDMENT NO. ~~11~~12 EFFECTIVE AS OF ~~APRIL 27,~~ JUNE 26, 2020

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Dated as of September 24, 2012

Among

UNITED RENTALS RECEIVABLES LLC II,

as Seller,

UNITED RENTALS, INC.,
as Collection Agent,

LIBERTY STREET FUNDING LLC,
as a Purchaser,

GOTHAM FUNDING CORPORATION,
as a Purchaser,

THE BANK OF NOVA SCOTIA,

as Purchaser Agent for Liberty, as Administrative Agent and as a Bank,

PNC BANK, NATIONAL ASSOCIATION,
as Purchaser Agent for itself and as a Bank,

MUFG BANK, LTD.,

as Purchaser Agent for Gotham and as a Bank,

~~SUNTRUST~~TRUIST BANK,

as Purchaser Agent for itself and as a Bank,

and

THE TORONTO-DOMINION BANK,
as Purchaser Agent for itself and as a Bank

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Dated as of September 24, 2012

UNITED RENTALS RECEIVABLES LLC II, a Delaware limited liability company (the “Seller”), UNITED RENTALS, INC., a Delaware corporation (the “Collection Agent”), LIBERTY STREET FUNDING LLC (“Liberty”), a Delaware limited liability company, GOTHAM FUNDING CORPORATION (“Gotham”), a Delaware corporation (each of Liberty and Gotham, a “Purchaser”, and together the “Purchasers”), THE BANK OF NOVA SCOTIA (“Scotia Capital”), as a Bank, as administrative agent (the “Administrative Agent”) for the Investors and the Banks (as defined herein) and as purchaser agent for Liberty (the “Liberty Purchaser Agent”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Bank and as purchaser agent for itself (the “PNC Purchaser Agent”), MUFG BANK, LTD. (“MUFG”), as a Bank and as purchaser agent for Gotham (the “Gotham Purchaser Agent”), ~~SUNTRUST~~Truist BANK (“~~ST~~Truist”), as a Bank and as purchaser agent for itself (the “~~ST~~Truist Purchaser Agent”), and THE TORONTO-DOMINION BANK (“TD”), as a Bank and as purchaser agent for itself (the “TD Purchaser Agent”, and together with the Liberty Purchaser Agent, the PNC Purchaser Agent, the Gotham Purchaser Agent and the ~~ST~~Truist Purchaser Agent, the “Purchaser Agents”), agree as follows:

PRELIMINARY STATEMENTS

Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement. Capitalized terms not defined herein are used as defined in the Purchase Agreement or, if not defined in the Purchase Agreement, the Credit Agreement. References in the Exhibits to the “Agreement” refer to this Agreement, as amended, modified or supplemented from time to time. All interest rate and yield determinations referenced herein shall be expressed as a decimal and rounded, if necessary, to the nearest one hundredth of a percentage point in the manner set forth herein (as applicable).

The Seller has acquired, and may continue to acquire, Receivables and Related Security from the Originator, either by purchase or by contribution to the capital of the Seller, in accordance with the terms of the Purchase Agreement. The Seller is prepared to sell undivided fractional ownership interests (referred to herein as “Receivable Interests”) in the Pool Receivables. The Purchasers may, in their sole discretion, purchase such Receivable Interests in the Pool Receivables, and the Banks are prepared to purchase such Receivable Interests in the Pool Receivables, in each case on the terms set forth herein.

Certain parties hereto previously entered into that certain Second Amended and Restated Receivables Purchase Agreement, dated as of September 28, 2011, as amended by that certain Assignment and Acceptance and Amendment Agreement, dated as of December 23, 2011 and as further amended and supplemented as of February 2, 2012, May 18, 2012 and September 24, 2012 (the “Existing Agreement”).

The parties hereto now desire to amend and restate the Existing Agreement in its entirety as set forth herein and with effect from the date first set forth above. Accordingly, the parties agree as follows:

except with respect to any purchase being made by ~~ST~~Truist PNC or TD (in their respective capacities as a Bank), the desired duration of the initial Fixed Period for each such Receivable Interest in the Pool Receivables. Each Purchaser Agent which has a related Purchaser shall promptly thereafter (but in no event later than 11:00 a.m. (New York City time) on the proposed date of purchase) notify the Seller and the Administrative Agent whether such respective Purchaser has determined to make a purchase and, if so, whether all of the terms specified by the Seller are acceptable to such Purchaser and the yield with respect to such purchase and the amount of interest that will be due for the related Settlement Period. If (a) a Purchaser has determined not to make a proposed purchase, or (b) a Purchaser Agent does not have a related Purchaser, the respective Purchaser Agent shall promptly send notice of the proposed purchase to all of the Related Banks of such Purchaser Agent concurrently specifying the date of such purchase, each such Bank’s Percentage multiplied by the aggregate amount of Capital of the Receivable Interests in the Pool Receivables being purchased, and, except with respect to any purchase being made by ~~ST~~Truist, PNC or TD (in their respective capacities as a Bank), the Assignee Rate for the Fixed Period for such Receivable Interest in the Pool Receivables and the duration of the Fixed Period for such Receivable Interest in the Pool Receivables. The Seller shall indemnify the Purchasers and the Banks against any loss or expense incurred by the Purchasers and/or the Banks, either directly or indirectly, as a result of any failure by the Seller to complete such transfer, including, without limitation, any loss or expense incurred by the Purchasers and/or the Banks by reason of the liquidation or reemployment of funds acquired by the Purchasers or the Banks (including, without limitation, funds obtained by issuing notes, obtaining deposits as loans from third parties and reemployment of funds) to fund such transfer.

(b)               On the date of each such purchase of a Receivable Interest in the Pool Receivables, each Purchaser or the Banks, as the case may be, in each case other than any Delaying Bank with respect to such purchase and such Delaying Bank’s related Purchasers, shall, upon satisfaction of the applicable conditions set forth in Exhibit II hereto, make available to the Seller by wire transfer in U.S. dollars in same day funds, to the account designated by the Seller, no later than 3:00 p.m. (New York City time) an amount equal to each such Purchaser’s or Bank’s ratable share (based on the applicable Bank’s Percentage) of the initial Capital of such Receivable Interest in the Pool Receivables. A Delaying Bank may not object to its funding obligation of Delayed Funds under Section 1.02(e)(vi) on the basis of the failure of the Seller to satisfy the conditions precedent set forth in Exhibit II hereto unless such Delaying Bank has delivered a written notice to the Administrative Agent and the Seller expressing its objections to the proposed purchase on or prior to the Original Date of such purchase applicable to Non-Delaying Banks.

(c)               Effective on the date of each purchase pursuant to this Section 1.02 and each reinvestment pursuant to Section 1.04, the Seller hereby sells and assigns to the Administrative Agent, for the benefit of the parties making such purchase, an undivided percentage ownership interest, to the extent of the Receivable Interests then being purchased, in each Pool Receivable then existing and in the Related Security and Collections with respect to, and other proceeds of, such Pool Receivable and Related Security.

(d)               Notwithstanding the foregoing, a Bank shall not be obligated to make purchases under this Section 1.02 at any time in an amount that would exceed the Bank Agreement as are delegated to such Purchaser Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

3

(b)               PNC, and each Bank or other Person that has entered into an Assignment and Acceptance and has agreed in such Assignment and Acceptance that PNC shall act as its Purchaser Agent, has appointed PNC as its Purchaser Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Purchaser Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

(c)                Gotham, MUFG, and each Bank or other Person that has entered into an Assignment and Acceptance and has agreed in such Assignment and Acceptance that MUFG shall act as its Purchaser Agent, has appointed MUFG as its Purchaser Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Purchaser Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

(d)               ~~ST~~Truist and each Bank or other Person that has entered into an Assignment and Acceptance and has agreed in such Assignment and Acceptance that ~~ST~~Truist shall act as its Purchaser Agent, has appointed ~~ST~~Truist as its Purchaser Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Purchaser Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

(e)                TD and each Bank or other Person that has entered into an Assignment and Acceptance and has agreed in such Assignment and Acceptance that TD shall act as its Purchaser Agent, has appointed TD as its Purchaser Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Purchaser Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement of this Agreement), a Purchaser Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the majority of its Related Banks, and such instructions shall be binding upon all of its related Investors and Banks; provided, however, that such Purchaser Agent shall not be required to take any action which exposes such Purchaser Agent to personal liability or which is contrary to this Agreement or applicable law.

SECTION 6.02.          Reliance by Purchaser Agent.

No Purchaser Agent or any of its respective directors, officers, agents, representatives, employees, attorneys-in-fact or Affiliates shall be liable for any action taken or omitted to be taken by it or them (in their capacity as or on behalf of such Purchaser Agent) under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, a Purchaser Agent:

With a copy to:

MUFG BANK, LTD.

1221 Avenue of the Americas

New York, NY 10020

Attention: The Securitization Group

Facsimile No.: (212) 782-6448

Emails: securitization_reporting@us.mufg.jp

cpohl@us.mufg.jp

If to the ~~ST~~Truist Purchaser Agent:

~~SUNTRUST~~TRUISTBANK
3333 Peachtree Road, NE
10th Floor East

Atlanta, Georgia 30326

Attention:       Jason Meyer
Tel. No.: (404) 926-5505

Facsimile No.: (404) 926-5100

If to the TD Purchaser Agent:

THE TORONTO-DOMINION BANK

Asset Securitization Group

222 Bay Street,

EY Tower 7th floor

Toronto, Ontario M5K1A2

Attention: Jamie Giles

Tel. No.: (416) 307-8782

Facsimile No.: (416) 307-8840

Emails: Jamie.Giles@tdsecurities.com

~~Monica.miao~~Andrew.Gubasta@tdsecurities.com

If to a Purchaser:

LIBERTY STREET FUNDING LLC

Global Securitization

445 Broad Hollow Rd.

Melville, NY 11747

Tel. No.: (631) 587-4700

Facsimile No.: (212) 302-8767

~~SUNTRUST~~TruistBANK
3333 Peachtree Road, NE
10th Floor East

Atlanta, Georgia 30326

Attention:          Jason Meyer
Tel. No.: (404) 926-5505

Facsimile No.: (404) 926-5100

THE TORONTO-DOMINION BANK

Asset Securitization Group

222 Bay Street,

EY Tower 7th floor

Toronto, Ontario M5K1A2

Attention: Jamie Giles

Tel. No.: (416) 307-8782

Facsimile No.: (416) 307-8840

Emails:  Jamie.Giles@tdsecurities.com

~~Monica.miao~~Andrew.Gub.asta@tdsecurities.com

SECTION 7.03.           Assignability.

(a)                 This Agreement and the Investors’ rights and obligations herein (including ownership of each Receivable Interest in the Pool Receivables) shall be assignable by participation or otherwise in whole or in part by the Investors and their successors and assigns with the prior written consent of the Seller, which consent shall not be unreasonably withheld or delayed; provided, however, that the Seller’s consent shall not be required for any assignment or participation from an Investor pursuant to the terms of its applicable liquidity agreement. Each assignor of a Receivable Interest in the Pool Receivables or any interest therein shall notify the applicable Purchaser Agent, the Administrative Agent and the Seller of any such assignment. Each assignor of a Receivable Interest in the Pool Receivables may, in connection with the assignment or participation, disclose to the assignee or participant any information relating to the Seller or the Receivables that was furnished to such assignor by or on behalf of the Seller or by the Administrative Agent and the related Purchaser Agent; provided that prior to any such disclosure, the assignee or participant agrees to preserve the confidentiality of any confidential information relating to the Seller received by it from any of the foregoing entities on terms substantially similar to those set forth in Section 7.06.

(b)                 Each Bank may assign, with the prior written consent of the Seller, which consent shall not be unreasonably withheld or delayed, to any Eligible Assignee or to any other Bank all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Bank Commitment and any Receivable Interests in the Pool Receivables or interests therein owned by it). The parties to each such assignment shall execute and deliver to the Administrative Agent and the related Purchaser Agent for each such party an Assignment and Acceptance. In addition, each Bank or any of its respective Affiliates may assign any of its rights (including, without limitation, rights to payment of Capital and Yield) under this Agreement to any Federal Reserve Bank without notice to or consent of the Seller, the Administrative Agent or the Purchaser Agent.

(c)               Subject to the prior written consent of the Seller, which consent shall not be unreasonably withheld or delayed, this Agreement and the rights and obligations of each Purchaser Agent and the Administrative Agent herein shall be assignable by each Purchaser Agent and the Administrative Agent and its successors and assigns.

(d)               Any Purchaser may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of Capital and Yield) under this Agreement or under any of the other Transaction Documents to its collateral agent or trustee under its commercial paper note program without notice to or consent of the Seller, the Administrative Agent or the Purchaser Agent.

(e)               Neither the Seller nor the Collection Agent may assign its rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and each Purchaser Agent, which consent shall not be unreasonably withheld or delayed.

(f)                Without limiting any other rights that may be available under applicable law, the rights of the Investors may be enforced through them or by their agents.

SECTION 7.04.               Costs, Expenses and Taxes.

(a)               In addition to the rights of indemnification granted under Section 3.01 hereof, the Seller agrees to pay on demand all reasonable and documented costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing of Pool Receivables) of this Agreement, any asset purchase agreement or similar agreement relating to the sale or transfer of interests in Receivable Interests in the Pool Receivables and the other documents and agreements to be delivered hereunder and thereunder, including, without limitation, the reasonable and documented fees and out-of-pocket expenses of one firm of primary counsel for the Administrative Agent and the Purchaser Agents, the Purchasers, Scotia Capital, PNC, MUFG, ~~ST~~Truist and TD and their respective Affiliates and agents with respect thereto and with respect to advising the Administrative Agent and the Purchaser Agents, the Purchasers, Scotia Capital, PNC, MUFG, ~~ST~~Truist and TD and their respective Affiliates and agents as to their rights and remedies under this Agreement, the fees of the Rating Agencies associated with reviewing the Transaction Documents and providing the rating confirmations of each Purchaser’s Commercial Paper required in connection with the execution of this Agreement, and all costs and expenses, if any (including reasonable and documented attorneys’ fees and expenses of one firm of primary counsel), of the Administrative Agent and the Purchaser Agents, the Investors, the Banks and their respective Affiliates and agents, in connection with the enforcement of this Agreement and the other documents and agreements to be delivered hereunder.

(b)               To the extent not otherwise included in the Investor Rate, the Seller shall pay, promptly upon the receipt of an invoice, (i) any and all commissions of placement agents and additional amounts pursuant to Section 7.04(d), it shall pay to the Seller an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Seller under Section 7.04(d) or Section 3.01 hereunder with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Refund Recipient and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). The Seller, upon the request of such Refund Recipient, shall repay to such Refund Recipient the amount paid over to the Seller by such Refund Recipient pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant governmental authority) in the event that such Refund Recipient is required to repay such refund to such governmental authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will any Refund Recipient be required to pay any amount to the Seller pursuant to this paragraph (g) the payment of which would place such Refund Recipient in a less favorable net after-Tax position than such Refund Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any Refund Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Seller or any other Person.

SECTION 7.05.               No Proceedings.

Each of the Seller, the Administrative Agent, the Purchaser Agents, the Collection Agent, each Investor, each Bank, each assignee of a Receivable Interest or any interest therein and each entity that enters into a commitment to purchase Receivable Interests or interests therein hereby agrees that it will not institute against, or join any other Person in instituting against, a Purchaser any proceeding of the type referred to in paragraph (g) of Exhibit V for one year and one day after the latest maturing commercial paper note issued by such Purchaser is paid in full.

SECTION 7.06.               Confidentiality.

Each of the parties agrees to maintain the confidentiality of this Agreement and other Transaction Documents (and all drafts thereof); provided that this Agreement may be disclosed to (a) each of the party’s officers, directors, employees, outside auditors, legal counsel and Affiliates who agree to hold such information confidential and then only in connection with the proposed transaction, (b) third parties who agree in writing to hold such information confidential, (c) any other commercial paper conduit administered by Scotia Capital or MUFG (or an Affiliate thereof), (d) any current or prospective participant in the commercial paper issuance program of the Purchasers or any other commercial paper conduit administered by Scotia Capital or MUFG (or an Affiliate thereof), including but not limited to representatives of Rating Agencies, liquidity providers, commercial paper placement agents and commercial paper dealers; and provided further that this Agreement may be disclosed if required by applicable law, regulations or legal process, including a filing with the SEC through the EDGAR electronic filing system in accordance with United Rentals’ continuous disclosure obligations under the Securities Exchange Act of 1934, or the listing or quotation requirements of any exchange or quotation system on which securities of it or its parent or other Affiliates may be listed or quoted. Officers, directors, employees and agents of Scotia Capital, PNC, MUFG,~~ST~~Truist TD or any successor

~~IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.~~

~~SELLER:~~	~~UNITED RENTALS RECEIVABLES LLC II~~

~~By:~~
~~Name: Irene Moshouris~~
~~Title: Vice President and Treasurer~~

~~COLLECTION AGENT:~~	~~UNITED RENTALS, INC.~~

~~By:~~
~~Name: Irene Moshouris~~
~~Title: Senior Vice President and Treasurer~~

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~~ADMINISTRATIVE AGENT:~~	~~THE BANK OF NOVA SCOTIA~~

~~By:~~
~~Name:~~
~~Title:~~

~~PURCHASER:~~	~~LIBERTY STREET FUNDING LLC~~

~~By:~~
~~Name:~~
~~Title:~~

~~PURCHASER AGENT:~~	~~THE BANK OF NOVA SCOTIA~~

~~By:~~
~~Name:~~
~~Title:~~

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~~PURCHASER AGENT:~~	~~PNC BANK, NATIONAL ASSOCIATION~~

~~By:~~
~~Name:~~
~~Title:~~

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~~PURCHASER:~~	~~GOTHAM FUNDING CORPORATION~~

~~By:~~
~~Name:~~
~~Title:~~

~~PURCHASER AGENT:~~	~~THE BANK OF TOKYOMITSUBISHI UFJ, LTD.~~

~~By:~~
~~Name:~~
~~Title:~~

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~~BANKS:~~	~~THE BANK OF NOVA SCOTIA~~

~~By:~~
~~Name:~~
~~Title:~~

~~PNC BANK, NATIONAL ASSOCIATION~~

~~By:~~
~~Name:~~
~~Title:~~

~~THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.~~

~~By:~~
~~Name:~~
~~Title:~~

EXHIBIT I

DEFINITIONS

As used in the Agreement (including its Exhibits and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Administrative Agent” means Scotia Capital, in its capacity as administrative agent for the Purchasers and the Banks, or any successor administrative agent.

“Administrative Agent’s Account” means the special account (account name: United Rentals Receivable, LLC II; account number: 03454-15) of the Administrative Agent maintained at the office of The Bank of Nova Scotia – NY, ABA 026002532.

“Adverse Claim” means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, but shall not include the liens in favor of the Seller or Administrative Agent.

“Affected Person” has the meaning specified in Section 1.08(a).

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“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

“Affiliated Obligor” means any Obligor that is an Affiliate of another Obligor.

“Aged Receivables Ratio” means the percentage equivalent of a fraction, computed as of the last day of each calendar month, obtained by dividing (a) the ~~sum of (i) the~~ Outstanding Balance of Pool Receivables that ~~were 151 to 180 days past their Invoice Date (or, in the case of Extended Term Receivables, that were 211 to 240 days past their Invoice Date ) as of the last day of such month, excluding Pool Receivables that have been written off at any time after the date on which they were 150 days past their Invoice Date (or, in the case of Extended Term Receivables, at any time after the date on which they were 210 days past their Invoice Date), (ii) (without duplication of any amounts included in clause (i) or (iii)) the Outstanding Balance of Pool Receivables that were less than 181 days past their Invoice Date (or, in the case of Extended Term Receivables, that were less than 241 days past their Invoice Date) as of the last day of such month and that, consistent with the Credit and Collection Policy~~, ~~were written off as uncollectible during such month, and (iii) (without duplication of any amounts included in clause (i) or (ii)) the Outstanding Balance of Pool Receivables that were less than 151 days past their Invoice Date (or, in the case of Extended Term Receivables, that were less than 211 days past their Invoice Date ) as of the last day of such month, as to which the Obligor thereof or any other Person obligated thereon  or owning any Related Security in respect thereof  has taken any action, or suffered any event to occur, of the type described in paragraph (g) of Exhibit V~~ became Defaulted Receivables at any time during such calendar month, by (b) the aggregate dollar amount of all Pool Receivables created during the calendar month ended five months prior to the most recent calendar month-end.

“Agreement” means this Third Amended and Restated Receivables Purchase Agreement, dated as of September 24, 2012, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means:

(a)       For Scotia Capital, Liberty and each other Bank for Liberty, on any date, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(i)                   the rate of interest determined by Scotia Capital in New York, New York, from time to time in its sole discretion, as its prime commercial lending rate (which rate is not necessarily the lowest rate that Scotia Capital charges any corporate customer) (the “Scotia Prime Rate”); and

(ii)                 the Federal Funds Rate plus 0.50% per annum;

(b)       For PNC and each other Bank for which PNC acts as Purchaser Agent, on any date, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

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(i)                   the rate of interest determined by PNC in Pittsburgh, Pennsylvania, from time to time in its sole discretion, as its prime commercial lending rate (which rate is not necessarily the lowest rate that PNC charges any corporate customer); and

(ii)                 the Federal Funds Rate plus 0.50% per annum;

(c)       For MUFG, Gotham and each other Bank for Gotham, on any date, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(i)                    the rate of interest determined by MUFG in New York, New York, from time to time in its sole discretion, as its prime commercial lending rate (which rate is not necessarily the lowest rate that MUFG charges any corporate customer); and

(ii)                  the Federal Funds Rate plus 0.50% per annum;

(d)        For Truist and each other Bank for which Truist acts as Purchaser Agent, on any date, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(i)                   the rate of interest determined by ~~MUFG in New York, New York~~Truist in Charlotte, North Carolina, from time to time in its sole discretion, as its prime commercial lending rate (which rate is not necessarily the lowest rate that ~~MUFG~~ Truist charges any corporate customer); and

~~(ii)                the Federal Funds Rate plus 0.50% per annum;~~

~~(d)       For ST and each other Bank for which ST acts as Purchaser Agent, on any date, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:~~

~~(i)                   the rate of interest determined by ST in Atlanta, Georgia, from time to time in its sole discretion, as its prime commercial lending rate (which rate is not necessarily the lowest rate that ST charges any corporate customer); and~~

(ii)                 the Federal Funds Rate plus 0.50% per annum;

(e)       For TD and each other Bank for which TD acts as Purchaser Agent, on any date, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(i)                   the rate of interest determined by TD in Toronto, Ontario, from time to time in its sole discretion, as its prime commercial lending rate (which rate is not necessarily the lowest rate that TD charges any corporate customer); and

(ii)                 the Federal Funds Rate plus 0.50% per annum.

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“Assignee Rate” for any Fixed Period for any Receivable Interest in the Pool Receivables means an interest rate per annum equal to the applicable percentage per annum (set forth in the Fee Agreements) above the Eurodollar Rate (Reserve Adjusted) for such Fixed Period; provided, however, that in the case of:

(a)          any Fixed Period with respect to which an Investor or Bank shall have notified its Purchaser Agent that:

(i)                   the introduction of or any change in or in the interpretation of any applicable law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Investor or Bank to fund such Receivable Interest in the Pool Receivables at the rate set forth above (and such Investor or Bank shall not have subsequently notified its Purchaser Agent that such circumstances no longer exist),

(ii)                 dollar deposits in the relevant amounts and for the relevant Fixed Period are not available,

(iii)               adequate and reasonable means do not exist for ascertaining the Eurodollar Rate (Reserve Adjusted) for the relevant Fixed Period, or

(iv)               the Eurodollar Rate (Reserve Adjusted) determined pursuant hereto does not accurately reflect the cost to the Investors or the Banks (as conclusively determined by the related Purchaser Agent) of maintaining Receivable Interests during such Fixed Period,

(b)         other than with respect to a Fixed Period for ~~ST~~Truist, PNC or TD (in their respective capacities as a Bank), any Fixed Period of one to and including 29 days (other than a Fixed Period that corresponds to the month of February or that begins on a day in the month of February and runs to the numerically corresponding day of the following month),

(c)         other than with respect to a Fixed Period for ~~ST~~Truist, PNC or TD (in their respective capacities as a Bank), any Fixed Period as to which the related Purchaser Agent does not receive notice, by no later than 12:00 noon (New York City time) on the third Business Day preceding the first day of such Fixed Period, that the related Receivable Interest will not be funded by issuance of commercial paper,

(d)         any Fixed Period for a Receivable Interest the Capital of which allocated to the Investors or Banks is less than $500,000, or

(e)         the Eurodollar Rate (Reserve Adjusted) no longer being ~~utilitzed~~utilized in determining the Assignee Rate pursuant to Section 1.15,

the “Assignee Rate” for each such Fixed Period shall be an interest rate per annum equal to the Alternate Base Rate in effect on the first day of such Fixed Period; provided further that after the occurrence and during the continuation of an Event of Termination, the “Assignee Rate” for each

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Fixed Period shall be an interest rate per annum equal to 2% plus the Alternate Base Rate in effect on the first day of such Fixed Period.

“Assignment and Acceptance” means an assignment and acceptance agreement entered into by a Bank and an Eligible Assignee and approved by the related Purchaser Agent(s) for such Bank and for such Eligible Assignee, pursuant to which such Eligible Assignee may become a party to the Agreement as a Bank or a Purchaser.

“Bank Commitment” of any Bank means, (a) with respect to Scotia Capital, $~~375,000,000,~~307,500,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks; (b) with respect to PNC, $~~125,000,000,~~102,500,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks, (c) with respect to MUFG, $~~140,000,000,~~115,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks, (d) with respect to ~~ST, $125,000,000,Truist,~~$102,500,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks; (e) with respect to TD, $~~210,000,000,~~172,500,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks; or (f) with respect to a Bank that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank’s Bank Commitment, in each case as such amount may be increased or reduced by an Assignment and Acceptance entered into between such Bank and an Eligible Assignee, and as may be further reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Purchase Limit pursuant to the terms of the Agreement shall reduce ratably (or terminate) each Bank’s Bank Commitment.

“Banks” means each of Scotia Capital, PNC, MUFG, ~~ST~~Truist, TD and each respective Eligible Assignee that shall become a party to the Agreement pursuant to Section 7.03.

“Beneficial Ownership Regulation” means 31 C.F.R. Section 1010.230.

“Broken Funding Costs” means for any Receivable Interest that is accruing Yield based on the Eurodollar Rate or the Investor Rate that is reduced, assigned or terminated prior to the date on which it was originally scheduled to end, an amount equal to the excess, if any, of (A) the Yield that would have accrued during the remainder of the tranche periods determined by the applicable Purchaser Agent to relate to such Receivable Interest (as applicable) subsequent to the date of such reduction, assignment or termination of the Outstanding Balance of such Receivable Interest if such reduction, assignment or termination had not occurred, over (B) the sum of (x) to the extent all or a portion of such Outstanding Balance is allocated to another Receivable Interest, the amount of Yield actually accrued during the remainder of such period on such Outstanding Balance for the new Receivable Interest, and (y) to the extent such Outstanding Balance is not allocated to another Receivable Interest, the income, if any, actually received during the remainder of such period by the holder of such Receivable Interest from investing the portion of such Outstanding Balance not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to the Seller the amount of such excess.

to cover a Collection Account may also constitute a Collection Account Agreement with respect to such Collection Account.

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“Collection Account Bank” means the bank or other financial institution holding a Collection Account.

“Collection Agent” means at any time the Person then authorized pursuant to Article IV to service, administer and collect Pool Receivables.

“Collection Agent Default” has the meaning specified in Exhibit VI hereto.

“Collection Agent Fee” has the meaning specified in Section 1.05(a).

“Collection Agent Fee Reserve” for any Receivable Interest in the Pool Receivables at any time means the sum of (a) the unpaid Collection Agent Fee relating to such Receivable Interest in the Pool Receivables accrued to such time, plus (b) an amount equal to the product of (i) the Capital of such Receivable Interest in the Pool Receivables on such date, (ii) the percentage per annum at which the Collection Agent Fee is accruing on such date, (iii) a stress factor of 2.25 and (iv) a fraction having the Days Sales Outstanding as its numerator and 360 as its denominator.

“Collections” means, with respect to any Receivable, (a) all funds that are received by the Seller or the Collection Agent in payment of any amounts owed in respect of such Receivable (including, without limitation, purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including, without limitation, insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other party directly or indirectly liable for the payment of such Receivable and available to be applied thereon), (b) all Collections deemed to have been received pursuant to Section 1.04 and (c) all other proceeds of such Receivable.

“Commercial Paper” means promissory notes of a Purchaser issued by such Purchaser in the commercial paper market.

“Commitment Termination Date” means the earliest of (a) June ~~26, 2020~~25, 2021 (or the date so extended, or otherwise modified in a written agreement pursuant to Section 1.13), (b) the Facility Termination Date, (c) the date determined pursuant to Section 2.02, and (d) the date the Purchase Limit reduces to zero.

“Concentration Percentage” for any Obligor means at any time the “Concentration Percentage” with respect to such Obligor determined in accordance with the below ratings table; provided that if an Obligor’s payment obligations under Receivables owing by such Obligor are guaranteed in full by another entity, such guarantor’s ratings (to the extent higher than the ratings of such Obligor) shall be used in determining the Concentration Percentage of such Obligor; and provided, further, that in the case of an Obligor with any Affiliated Obligor, the Concentration Percentage shall be calculated, to the extent practicable, as if such Obligor and such Affiliated Obligor(s) are one Obligor (in the event such Obligor and such Affiliated Obligor(s) are in

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“Debt”means “Indebtedness”, as defined in the Credit Agreement.

“Default Ratio” means the percentage equivalent of a fraction, computed as of the last day of each calendar month, obtained by dividing (a) the aggregate Outstanding Balance of all Pool Receivables that ~~were~~became Defaulted Receivables ~~on the last day of each~~at any time during such month or that would have ~~been~~become Defaulted Receivables onat any time during such daymonth had they not been written off the books of the Originator or the Seller during such month by (b) the aggregate Outstanding Balance of all Pool Receivables on such day.

“Defaulted Receivable” means a Receivable~~:(a)~~      as to which :

(a)          any payment or part thereof remains unpaid for 151 ~~or more~~ to 180 days after the Invoice Date for such payment (or, in the case of Extended Term Receivables, ~~as to which~~ any payment or part thereof remains unpaid for 211 ~~or more days after the Invoice Date for such payment);~~to 240 days after the Invoice Date for such payment);

(b)          ~~as to which~~ the Obligor thereof or any other Person obligated thereon ~~or owning any Related Security in respect thereof~~ has taken any action, or suffered any event to occur, of the type described in paragraph (g) of Exhibit V; or

(c)          ~~that~~has been or, consistent with the Credit and Collection Policy, would be written off as uncollectible.

“Defaulting Bank” means any Bank that has not made any purchase (including a purchase pursuant to Section 1.02(e)(vi)) or payment of any other amount as and when due hereunder.

“Delayed Funding Amount” has the meaning specified in Section 1.02(e)(vi) of the Agreement.

“Delayed Funding Date” has the meaning specified in Section 1.02(e)(i) of the Agreement.

“Delayed Funding Notice” has the meaning specified in Section 1.02(e)(i) of the Agreement.

“Delayed Funds” has the meaning specified in Section 1.02(e)(i) of the Agreement. “Delaying Bank” has the meaning specified in Section 1.02(e)(i) of the Agreement.

“Delaying Certificate” has the meaning specified in Section 1.02(e)(ii) of the Agreement.

“Delinquency Ratio” means the percentage equivalent of a fraction, computed as of the last day of each calendar month, obtained by dividing (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables as of the last day of such month by (b) the aggregate Outstanding Balance of all Receivables on such day.

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“Delinquent Receivable” means a Pool Receivable ~~that is not a Defaulted Receivable and:~~

(a)          as to which any payment, or part thereof, remains unpaid for 121 days or more after the Invoice Date for such payment (or, in the case of Extended Term Receivables, as to which any payment or part thereof remains unpaid for 181 days or more after the Invoice Date for such payment); and

(b)          that, consistent with the Credit and Collection Policy, would be classified as delinquent.

“Designated Obligor” means, at any time, each Obligor; provided, however, that any Obligor shall cease to be a Designated Obligor upon notice by the Administrative Agent to the Seller.

“Dilution” means, with respect to any Pool Receivable, the aggregate amount of any reductions or adjustments in the Outstanding Balance of such Receivable as a result of any defective, rejected, returned, repossessed or foreclosed goods or services or any rebate, sales allowance, cash discount or other adjustment or setoff, other than any of the foregoing included in the Contractual Dilution Amount for the applicable period.

“Dilution Ratio” means for any month, the percentage equivalent of a fraction, the numerator of which is equal to the dollar amount of Dilutions occurring during such month, and the denominator of which is equal to the aggregate Outstanding Balance of all Receivables as of the last day of such month.

“Dilution Reserve” for any Receivable Interest at any time means an amount equal to (a) the Net Receivables Pool Balance on such date multiplied by (b) the Dilution Reserve Percentage at such time.

“Dilution Reserve Percentage” means for any Receivable Interest at any time an amount equal to:

[(Stress Factor x Expected Dilution Ratio) + (Dilution Volatility)]

multiplied by the Dilution Horizon Ratio

Where:

Stress Factor = 2.25

Expected Dilution Ratio = the 12 month rolling average of the Reserve Dilution Ratio

Dilution Volatility = (Dilution Spike - Expected Dilution Ratio) x (Dilution Spike divided by Expected Dilution Ratio)

Dilution Spike = the highest Reserve Dilution Ratio as of the last day of each of the 12 months immediately preceding such day

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Dilution Horizon Ratio = the aggregate amount of newly generated Receivables during the most recent two months divided by the Net Receivables Pool Balance as of the last day of the most recent month.

“Eligible Assignee” means (a) with respect to Scotia Capital, (i) Scotia Capital or any of its Affiliates or (ii) any other Person the short term debt of which is rated A-1 (or higher) by Standard & Poor’s and P-1 by Moody’s Investor Service, Inc. and which is otherwise acceptable to the Purchaser Agents, (b) with respect to PNC, (i) PNC or any of its Affiliates or (ii) any other Person the short term debt of which is rated A-1 (or higher) by Standard & Poor’s and P-1 by Moody’s Investor Service, Inc. and which is otherwise acceptable to the Purchaser Agents, (c) with respect to MUFG, (i) MUFG or any of its Affiliates or (ii) any other Person the short term debt of which is rated A-1 (or higher) by Standard & Poor’s and P-1 by Moody’s Investor Service, Inc. and which is otherwise acceptable to the Purchaser Agents, (d) with respect to Truist, (i) Truist or any of its Affiliates or (ii) any other Person the short term debt of which is rated A-1 (or higher) by Standard & Poor’s and P-1 by Moody’s Investor Service, Inc. and which is otherwise acceptable to the Purchaser Agents, (d) with respect to ~~ST, (i) ST~~ or any of its Affiliates or (ii) any other Person the short term debt of which is rated A1 (or higher) by Standard & Poor’s and P1 by Moody’s Investor Service, Inc. and which is otherwise acceptable to the Purchaser Agents and (e) with respect to TD, (i) TD or any of its Affiliates or (ii) any other Person the short term debt of which is rated A-1 (or higher) by Standard & Poor’s and P-1 by Moody’s Investor Service, Inc. and which is otherwise acceptable to the Purchaser Agents.

“Eligible Extended Term Receivable” means any Eligible Receivable that is an Extended Term Receivable that is less than 181 days past its Invoice Date.

“Eligible Receivable” means, at the relevant time of determination, a Receivable or an ENB Receivable, as applicable:

(a)          the Obligor of which (i) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States; (ii) is not an Affiliate of the Originator or the Seller; and (iii) to the knowledge of the Seller, is not the subject of sanctions administered or enforced by the U.S. government under any Sanctions Laws.

(b)          neither the Obligor of which nor any other Person obligated thereon has ~~not~~ taken any action, or suffered any event to occur, of the type described in paragraph (g) of Exhibit V;

(c)          the Obligor of which, at the time of the initial creation of an interest therein under the Agreement, is a Designated Obligor;

(d)          that is not a Defaulted Receivable or a Delinquent Receivable;

(e)          that, according to the Contract related thereto, is required to be paid in full within 30 days of the original billing date therefor (or with respect to an ENB Receivable or Extended Term Receivable, in accordance with the payment terms of the related Contract);

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“ENB Receivable Conditions” means with respect to an ENB Receivable being treated as an Eligible Receivable, the satisfaction of either of the following conditions: (a) the Senior Secured Indebtedness Leverage Ratio shall not exceed 1.25 to 1.0; or (b) the Collection Agent maintains at least $50,000,000 in availability under the Credit Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Rate” means:

(a)    for any Fixed Period other than any Fixed Period for any Receivable Interest in the Pool Receivables held by ~~ST~~Truist, PNC or TD (in their respective capacities as a Bank), an interest rate per annum (expressed as a decimal and rounded upwards, if necessary, to the nearest one hundredth of a percentage point) equal to the offered rate per annum for deposits in U.S. dollars in a principal amount of not less than $1,000,000 for such Fixed Period as of 11:00 A.M., London time, two Business Days before the first day of such Fixed Period, which appears on display designated on page “LIBOR01” on the Reuters service or on any successor or substitute page of such service or any successor or substitute for such service displaying the London interbank offered rate for deposits in Dollars (the “Eurodollar Screen Rate”); provided that, if more than one rate is specified on the applicable screen page, the applicable rate shall be the arithmetic mean of all such rates; provided further that if on any Business Day that the Eurodollar Rate is to be determined any Purchaser Agent shall have determined (which determination shall be conclusive and binding upon the parties hereto), by reason of circumstances affecting the interbank Eurodollar market, either that: (a) dollar deposits in the relevant amounts and for the relevant Settlement Period are not available, or (b) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Settlement Period, the Administrative Agent will request the principal London office of Scotia Capital (the “Eurodollar Reference Bank”), to provide the Administrative Agent with its quotation at approximately 11:00 A.M., London time, on such date of the rate per annum it offers to prime banks in the London interbank market for deposits in U.S. dollars for the requested Fixed Period in an amount substantially equal to the Capital associated with such Fixed Period; if the Eurodollar Reference Bank does not furnish timely information to the Administrative Agent for determining the Eurodollar Rate, then the Eurodollar Rate shall be considered to be the Alternate Base Rate for such Fixed Period; and

(b)   for any Fixed Period for any Receivable Interest in the Pool Receivables held by ~~ST~~Truist, PNC or TD (in their respective capacities as a Bank), on any date of determination during such Fixed Period, an interest rate per annum (expressed as a decimal and rounded upwards, if necessary, to the nearest one hundredth of a percentage point) equal to the one-month “Eurodollar Rate” for deposits in dollars as reported on the applicable Reuters screen page or on any successor or substitute page of such service, or any successor or substitute for such service, for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such date, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the ~~ST~~Truist Purchaser Agent (with respect to any Receivable Interest in the Pool Receivables held by ~~ST~~Truist), the PNC Purchaser Agent (with respect to any Receivable Interest in the Pool Receivables held by PNC) or the TD Purchaser Agent (with respect to any Receivable Interest in the Pool Receivables held by TD) from another recognized source for interbank quotation), in each case, changing when and as such rate changes.

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Notwithstanding anything in this definition to the contrary, in no event shall the Eurodollar Rate be less than zero for purposes of this Agreement or any other Transaction Document.

“Eurodollar Rate (Reserve Adjusted)” for any Investor or Bank for any Fixed Period means the rate (expressed as a decimal rounded upwards, if necessary, to the nearest one hundredth of a percentage point) determined pursuant to the following formula:

Eurodollar Rate (Reserve Adjusted) =	Eurodollar Rate
1 - Eurodollar Reserve Percentage

“Eurodollar Reserve Percentage” means, relative to each Fixed Period, a percentage (expressed as a decimal) applicable two Business Days before the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Investor or Bank with respect to Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term comparable to such Fixed Period.

“Eurodollar Successor Rate” has the meaning specified in Section 1.15.

“Eurodollar Successor Rate Conforming Changes” means, with respect to any proposed Eurodollar Successor Rate, any conforming changes to the definitions of Assignee Rate, Fixed Period, timing and frequency of determining rates and making payments of Yield and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such Eurodollar Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Eurodollar Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Seller).

“Event of Termination” has the meaning specified in Exhibit V.

“Excluded Receivables” means each of the following: (a) each receivable from a “6661 account” or a “7771 account” or other account with an account number that the Collection Agent or the Seller has notified the Administrative Agent in writing is used solely to track non-account customer accounts receivable and (b) the indebtedness of each Person identified as an excluded obligor in a side letter among the Seller, the Originator, the Collection Agent, the

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Administrative Agent and each Purchaser Agent, as such side letter may be amended from time to time at the request of the Seller, the Originator and the Collection Agent and with the written consent of the Administrative Agent (acting on the instruction of each Purchaser Agent).

“Excluded Taxes” has the meaning specified in Section 7.04(d).

“Existing Agreement” has the meaning as set forth in the preamble to this Agreement.

“Extended Term Receivable” means the U.S. dollar denominated indebtedness of any Obligor resulting from the provision, lease or sale of goods or services to such Obligor by the Originator under a Contract generated by the Originator in the ordinary course of its business (except that the stated repayment term is greater than 30 days but not more than 90 days) for which all actions required to be performed by the Originator have been performed, and includes the right to payment of any sales tax, interest or finance charges and other obligations of such Obligor with respect thereto, which Receivable has been acquired or purported to be acquired by the Seller by purchase or by capital contribution pursuant to the Purchase Agreement; provided that “Extended Term Receivable” shall not include any Excluded Receivables.

“Facility Termination Date” means the earliest of (a) June ~~26, 2020,~~25, 2021, (b) the date determined pursuant to Section 2.02, (c) the date the Purchase Limit is reduced to zero pursuant to Section 1.01(b) or (d) the date upon which the Credit Agreement is terminated in connection with an Event of Default thereunder.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Code.

“Federal Assignment of Claims Act” means the Assignment of Claims Act of 1940, 31 U.S.C. § 3727 and 41 U.S.C. § 15, as amended from time to time.

“Federal Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. § § 101 et seq.

“Federal Funds Rate” means, with respect to any day, the rate set forth in H.15(519) for that day opposite the caption “Federal Funds (Effective).” If on any date of determination, such rate is not published in H.15(519), such rate will be the rate set forth in Composite 3:30 P.M. Quotations for U.S. Government Securities for that day under the caption “Federal Funds/Effective Rate.” If on any date of determination, the appropriate rate is not published in either H.15(519) or Composite 3:30 P.M. Quotations for U.S. Government Securities, such rate will be the arithmetic mean of the rates for the last transaction in overnight federal funds arranged by three leading brokers of federal funds transactions in New York City prior to 9:00 a.m., New York City time, on that day.

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“Fee Agreement” means the Scotia Capital Fee Agreement, the PNC Fee Agreement, the MUFG Fee Agreement, the ~~ST~~Truist Fee Agreement or the TD Fee Agreement.

“Fitch” means Fitch, Inc.

“Fixed Charge Coverage Ratio” has the meaning specified in the Credit Agreement.

“Fixed Period” means with respect to any Receivable Interest in the Pool Receivables:

(a)          initially the period commencing on the date of purchase of such Receivable Interest and ending (i) on the last day of the same calendar month as such date of purchase, or (ii) other than with respect to any Receivable Interest in the Pool Receivables held by ~~ST~~Truist, PNC or TD (in their respective capacities as a Bank), such other number of days as the Seller shall select and the related Purchaser Agent shall approve pursuant to Section 1.02, up to 31 days from such date; and

(b)         thereafter (i) a period of one month commencing on the last day of the immediately preceding Fixed Period for such Receivable Interest (which period shall correspond to a calendar month in the case of any Receivable Interest in the Pool Receivables held by ~~ST~~Truist, PNC or TD (in their respective capacities as a Bank)) or (ii) other than with respect to any Receivable Interest in the Pool Receivables held by ~~ST~~Truist, PNC or TD (in their respective capacities as a Bank), such other period commencing on the last day of the immediately preceding Fixed Period for such Receivable Interest and ending such number of days (not to exceed 31 days) as the Seller shall select and the related Purchaser Agent shall approve on notice by the Seller received by the related Purchaser Agent (including notice by telephone, confirmed in writing) not later than 11:00 A.M. (New York City time) on such last day;

provided that

(i)                   the Fixed Period with respect to Pooled Commercial Paper shall be the immediately preceding calendar month;

(ii)                 any Fixed Period in respect of which Yield is computed by reference to the Assignee Rate shall be (x) other than with respect to any Receivable Interest in the Pool Receivables held by ~~ST~~Truist, PNC or TD (in their respective capacities as a Bank), a period from one to and including 29 days, or a period of one month, as the Seller may select as provided above, and (y) with respect to any Receivable Interest in the Pool Receivables held by ~~ST~~Truist, PNC or TD (in their respective capacities as a Bank), a period of one month which shall correspond to a calendar month;

(iii)               any Fixed Period (other than of one day) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day (provided, however, that if Yield in respect of such Fixed Period is calculated by reference to the Eurodollar Rate (other than with respect to any Receivable Interest in the Pool Receivables held by ~~ST~~Truist, PNC or TD (in their respective capacities as a Bank)), and

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“Percentage” of any Bank means, at any time, a fraction (expressed as a percentage rounded to eight decimal places), the numerator of which is the amount of such Bank’s Bank Commitment at such time and the denominator of which is the aggregate amount of all of the Banks’ Bank Commitments at such time, or if no Bank Commitments are outstanding at such time, such Bank’s Percentage in effect immediately prior to there being no Bank Commitments outstanding.

“Periodic Report” means the Monthly Report, the Weekly Report or the Daily Report.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, unincorporated association, trust, joint venture or other entity, or a government or any political subdivision or agency thereof.

“PNC” has the meaning as set forth in the preamble to this Agreement and its successors and assigns.

“PNC Fee Agreement” means the separate fee agreement, dated on or about the date hereof, pertaining to fees among the Seller and PNC as PNC Purchaser Agent, as the same may be amended or restated from time to time.

“PNC Purchaser Agent” means PNC and its successors and assigns.

“Pool Balance Dilution Ratio” means the three month rolling average of the percentage equivalent of a fraction, computed as of the last day of each calendar month, obtained by dividing (a) the aggregate Dilutions occurring during such month by (b) the aggregate Outstanding Balance of Pool Receivables as of the last day of such month.

“Pool Receivable” means a Receivable in the Receivables Pool.

“Pooled Commercial Paper” means all short-term Commercial Paper issued by a Purchaser from time to time, subject to any pooling arrangement by such Purchaser, but excluding short-term Commercial Paper issued by such Purchaser both for a tenor and in an amount specifically requested by any Person in connection with any receivables purchase facility effected by such Purchaser.

“Purchase Agreement” means the Third Amended and Restated Purchase and Contribution Agreement, dated as of the date of the Agreement, between the Originator, as seller, United Rentals, as collection agent, and United Rental Receivables LLC II, as buyer, as the same may be amended, modified or restated from time to time.

“Purchase Limit” means $~~975,000,000,~~800,000,000 as such amount may be reduced pursuant to Section 1.01(b). References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit, as then reduced pursuant to Section 1.01(b), minus the then outstanding Capital of Receivable Interests under the Agreement.

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“Purchase Request” means a request, substantially in the form of Annex I hereto, delivered by the Seller pursuant to Section 1.02 of the Agreement.

“Purchaser” means (i) Liberty Street Funding LLC and any successor or assign of such Purchaser that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables, (ii) Gotham Funding Corporation and any successor or assign of such Purchaser that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables, and (iii) any other Person that becomes a Purchaser hereunder that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

“Purchaser Agent” means (i) Scotia Capital and its permitted successors and assigns as Liberty Purchaser Agent, (ii) PNC and its permitted successors and assigns as PNC Purchaser Agent, (iii) MUFG and its permitted successors and assigns as Gotham Purchaser Agent, (iv) ~~ST~~Truist and its permitted successors and assigns as ~~ST~~Truist Purchaser Agent and (v) TD and its permitted successors and assigns as TD Purchaser Agent.

“Purchaser Agent’s Account” means (i) with respect to Scotia Capital, the special account (account number 1016733, ABA No. 026-002532, FFC: BNS HOUSTON – NOSCUS4H (Liberty Street Funding LLC – acct 1016733)) of Scotia Capital maintained at the office of Scotia Capital; (ii) with respect to PNC, the special account (account number 1002422076, ABA No. 043-000-096) of PNC maintained at the office of PNC; (iii) with respect to MUFG, the special account (account number 310-035-147, ABA No. 026-009-632) of MUFG maintained at the office of MUFG; (iv) with respect to ~~ST~~Truist, the special account (account number 1000022220783, ABA No. 061000104, Ref: United Rentals) of ~~ST~~Truist maintained at the office of ~~ST~~Truist; and (v) with respect to TD, the special account (account number 1020-7414669, ABA No. 026009593) of TD maintained at the office of TD.

“Rating Agency” means Standard & Poor’s, Moody’s or Fitch, or any successor thereto.

“Receivable” means the U.S. dollar denominated indebtedness of any Obligor resulting from the provision or sale of goods or services (including, without limitation, the lease or rental of goods) to such Obligor by the Originator under a Contract generated by the Originator in the ordinary course of its business for which all actions required to be performed by the Originator have been performed (except in the case of ENB Receivables, for which the Originator will not have presented an invoice to the related Obligor), and includes the right to payment of any sales tax, interest or finance charges and other obligations of such Obligor with respect thereto, which Receivable has been acquired or purported to be acquired by the Seller by purchase or by capital contribution pursuant to the Purchase Agreement; provided that “Receivable” shall not include any Excluded Receivables. For the avoidance of doubt, Receivables shall include ENB Receivables.

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become a party to the Agreement as a Related Bank for Gotham and the Gotham Purchaser Agent pursuant to Section 7.03; (c) with respect to the PNC Purchaser Agent, PNC and each Eligible Assignee that shall become a party to the Agreement as a Related Bank for the PNC Purchaser Agent pursuant to Section 7.03; (d) with respect to the ~~ST~~Truist Purchaser Agent, ~~ST~~Truist and each Eligible Assignee that shall become a party to the Agreement as a Related Bank for the ~~ST~~Truist Purchaser Agent pursuant to Section 7.03; (e) with respect to the TD Purchaser Agent, TD and each Eligible Assignee that shall become a party to the Agreement as a Related Bank for the TD Purchaser Agent pursuant to Section 7.03; and (f) with respect to any other Purchaser or any Purchaser Agent, each Bank that is an Eligible Assignee identified in the Assignment and Acceptance pursuant to which such Purchaser and/or Purchaser Agent became a party to this Agreement and each Eligible Assignee that shall become a party to the Agreement as a Related Bank with respect to any such Person pursuant to Section 7.03.

“Related Security” means with respect to any Receivable all of the Seller’s interest in:

(a)               any goods (including returned goods) relating to any sale giving rise to such Receivable;

(b)               all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements authorized or signed by an Obligor describing any collateral securing such Receivable;

(c)               all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and

(d)               the Contract and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor.

“Repurchase Date” has the meaning set forth in Section 1.12.

“Required Purchaser Agents” means at any time Purchaser Agents whose Related Banks and Purchasers hold in the aggregate Receivable Interests representing more than 66 2/3%, or, in the event no Receivable Interests are outstanding, whose Related Banks have aggregate Bank Commitments representing more than 66 2/3% of the Bank Commitments; provided, that, (i) solely for purposes of this definition, the Receivable Interests and Bank Commitment for the Related Bank and Purchasers of any Purchaser Agent whose Related Bank is a Defaulting Bank shall be zero for so long as such Bank remains a Defaulting Bank and (ii) solely for purposes of determining the Required Purchaser Agents for the waiver of the occurrence of a Liquidation Day under Section 1.04(b), the Receivable Interests held by any Bank that is a Delaying Bank at such time shall be zero until such time that Collections are applied in full under item “first” contained in the proviso at the end of Section 1.04(c)(x)(iii).

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for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding such date, in each case calculated with the pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the Credit Agreement.

“Settlement Day” for any Receivable Interest means (i) in the case of Yield, all fees and payments due pursuant to each of the Fee Agreements, and the accrued Collection Agent Fee for such Receivable Interest, the fifth Business Day of each calendar month, or, on and after the Termination Date for such Receivable Interest, the last day of the related Settlement Period, and (ii) in each other case, the last day of the related Settlement Period, or, for Pooled Commercial Paper, means the 30th day from the last day of immediately preceding Settlement Period, provided that, if such day is not a Business Day, the next following day that is a Business Day.

“Settlement Period” for any Receivable Interest means (i) each period commencing on the first day and ending on the last day of each Fixed Period for such Receivable Interest and (ii) on and after the Termination Date for such Receivable Interest, such period (including, without limitation, a period of one day) as shall be selected from time to time by the related Purchaser Agent or, in the absence of any such selection, each period of 30 days from the last day of the immediately preceding Settlement Period.

“Special Indemnified Amounts” has the meaning specified in Section 4.07.

“Special Indemnified Party” has the meaning specified in Section 4.07.

~~“ST” has the meaning as set forth in the preamble to this Agreement and its successors and assigns.~~

~~“ST Fee Agreement” means the separate fee agreement, effective as of September 18, 2014, pertaining to fees among the Seller and ST as ST Purchaser Agent, as the same may be amended or restated from time to time.~~

~~“ST Purchaser Agent” means ST and its successors and assigns.~~

“Standard & Poor’s” means Standard & Poor’s Financial Services LLC, a division of McGraw Hill Financial, Inc.

“Subsidiary” of a specified Person means any corporation of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such specified Person.

“Tangible Net Worth” means at any time the excess of (a) the Outstanding Balance of all Receivables plus cash and cash equivalents of the Seller, minus (b) the sum of (i) the Outstanding Balance of such Receivables that are or have become ~~Defaulted Receivables~~TNW Ineligibles, plus (ii) Capital, Yield Reserve, Loss Reserve, Collection Agent Fee Reserve and Dilution Reserve.

“Taxes” has the meaning specified in Section 7.04(d).

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“TD” has the meaning as set forth in the preamble to this Agreement and its successors and assigns.

“TD Fee Agreement” means the separate fee agreement, effective as of August 29, 2017, pertaining to fees among the Seller and TD as TD Purchaser Agent, as the same may be amended or restated from time to time.

“TD Purchaser Agent” means TD and its successors and assigns.

“Termination Date” for any Receivable Interest in the Pool Receivables means (a) in the case of a Receivable Interest in the Pool Receivables owned by a Purchaser, the earlier of (i) the Business Day that the Seller or the related Purchaser Agent so designates by notice to the other at least two Business Days in advance for such Receivable Interest in the Pool Receivables and (ii) the Facility Termination Date and (b) in the case of a Receivable Interest in the Pool Receivables owned by a Bank, the earlier of (i) the Business Day that the Seller so designates by notice to the related Purchaser Agent at least one Business Day in advance for such Receivable Interest in the Pool Receivables and (ii) the Commitment Termination Date.

“Threshold Basis” has the meaning specified in Section 1.04(a).

“TNW Ineligible” means a Receivable:

(a)          as to which any payment or part thereof remains unpaid for 151 or more days after the Invoice Date for such payment (or, in the case of Extended Term Receivables, as to which any payment or part thereof remains unpaid for 211 or more days after the Invoice Date for such payment);

(b)___   as to which the Obligor thereof or any other Person obligated thereon has taken any action, or suffered any event to occur, of the type described in paragraph (g) of Exhibit V; or

(c)___        that, consistent with the Credit and Collection Policy, would be written off as uncollectible.

“Transaction Document” means any of the Agreement, each Fee Agreement, the Performance Undertaking Agreement, the Purchase Agreement and all other agreements and documents delivered and/or related hereto or thereto.

“Truist” has the meaning as set forth in the preamble to this Agreement and its successors and assigns.

“Truist Fee Agreement” means the separate fee agreement, effective as of September 18, 2014, pertaining to fees among the Seller and Truist as Truist Purchaser Agent, as the same may be amended or restated from time to time.

“Truist Purchaser Agent” means Truist and its successors and assigns.

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(e)                  The consolidated balance sheets of United Rentals and its Subsidiaries as at the end of its most recent fiscal year, and the related consolidated statements of income and retained earnings of United Rentals and its Subsidiaries for such fiscal year, copies of which have been furnished to the Administrative Agent and each Purchaser Agent, fairly present in all material respects the consolidated financial condition of United Rentals and its Subsidiaries as at such date and the consolidated results of the operations of United Rentals and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since the end of its most recent fiscal year there has been no material adverse change in the business, operations, property or financial condition of United Rentals or its Subsidiaries, except as may have previously been disclosed to the Administrative Agent and each Purchaser Agent. Notwithstanding the foregoing, in the event the due date for delivery of such financials is waived or extended with respect to the Revolving Loans (as defined in the Credit Agreement) pursuant to the Credit Agreement and at such time each of Scotia Capital, PNC, MUFG, ~~ST~~Truist and TD are Revolving Credit Lenders (as defined therein) thereunder, such waiver or extension will be deemed to have been made with respect to the delivery of such financials under this Agreement; provided, that written notice of the request for such waiver or extension is delivered by the Collection Agent to the Administrative Agent (for distribution to the Purchaser Agents) promptly after such request being sent to the Revolving Credit Lenders under the Credit Agreement. Since the formation of the Seller, there has been no material adverse change in the business, operations, property or financial or other condition of the Seller.

(f)                   There is no pending or, to the Seller’s knowledge, threatened action or proceeding affecting United Rentals or any of its Subsidiaries before any court, governmental agency or arbitrator that would reasonably be expected to materially adversely affect the financial condition or operations of United Rentals or any of its Subsidiaries or the ability of the Seller or United Rentals to perform their respective obligations under the Transaction Documents, or which purports to affect the legality, validity or enforceability of the Transaction Documents. To the Seller’s knowledge, neither United Rentals nor any Subsidiary is in default with respect to any order of any court, arbitration or governmental body except for defaults that are not material to the business or operations of United Rentals and its Subsidiaries, taken as a whole.

(g)                  No proceeds of any purchase or reinvestment will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

(h)                  The Seller is the legal and beneficial owner of the Pool Receivables and Related Security free and clear of any Adverse Claim (other than any Adverse Claim arising under or permitted by any Transaction Document). Upon each purchase of or reinvestment in a Receivable Interest, the Investors or the Banks, as the case may be, shall acquire a valid and perfected undivided percentage ownership interest or first priority security interest to the extent of the pertinent Receivable Interest in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto; provided that the right of any assignee of a Receivable the obligor of which is a Government Obligor to enforce such Receivable directly against such obligor may be restricted by the Federal Assignment of Claims Act or any similar applicable law to the extent the Originator thereof or the Seller shall not have complied with the Account Agreement, unless the Administrative Agent shall have received notice of such addition or termination of a Collection Account Bank, notice of the termination of the Collection Account Agreement with any terminated Collection Account Bank, executed copies of a Collection Account Agreement with each newly added Collection Account Bank and an updated Annex F to the Agreement reflecting any such addition or termination. The Seller will not permit any provision of any Collection Account Agreement to be changed, amended, modified or waived without the prior written consent of the Administrative Agent.

III- 2

(i)                 Deposits to Controlled Account. The Seller will deposit, or cause to be deposited, all Collections of Pool Receivables into the Collection Accounts, and will cause all such Collections deposited to the Collection Accounts to be transferred to the Controlled Account within one Business Day of receipt except to the extent otherwise permitted by the provisions of Section 1.04(a) hereof. The Seller will not deposit or otherwise credit, or cause or issue any instructions to be so deposited or credited, to the Controlled Account cash or cash proceeds other than Collections of Pool Receivables and the proceeds of Excluded Receivables. The Seller will not deposit or otherwise credit, or cause or issue any instructions to be so deposited or credited, to the Collection Accounts cash or cash proceeds other than Collections of Pool Receivables, the proceeds of Excluded Receivables, and to the limited extent permitted herein, Identifiable Combined Assets. The Seller will use its commercially reasonable efforts to not cause any proceeds of Excluded Receivables to be transferred or deposited into the Controlled Account and, in the event any such proceeds of Excluded Receivables are so transferred or deposited into the Controlled Account, the Seller will transfer, or cause to be transferred (and the Collection Agent agrees to transfer), such proceeds to the Originator within one Business Day of the day on which the Seller becomes aware that such proceeds are transferred or deposited into the Controlled Account (but in no event more than two Business Days after the date on which such proceeds are transferred or deposited into the Controlled Account).

(j)                 Marking of Records. At its expense, the Seller will mark its master data processing records evidencing Pool Receivables and related Contracts with a legend evidencing that Receivable Interests related to such Pool Receivables and related Contracts have been sold in accordance with the Agreement.

(k)               Reporting Requirements. The Seller will provide to the Administrative Agent (in multiple copies, if requested by the Administrative Agent) the following:

(i)       as soon as available and in any event within 60 days after the end of the first three quarters of each fiscal year of United Rentals, balance sheets of United Rentals, its Subsidiaries and the Seller as of the end of such quarter and statements of income and retained earnings of United Rentals, its Subsidiaries and the Seller for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of United Rentals; notwithstanding the foregoing, in the event the due date for delivery of such financials is waived or extended with respect to the Revolving Loans (as defined in the Credit Agreement) pursuant to the Credit Agreement and at such time each of Scotia Capital, PNC, MUFG, ~~ST~~Truist and TD are Revolving Credit Lenders (as defined therein) thereunder, such waiver or extension will be deemed to have been made with respect to the delivery of such financials under this Agreement; provided that written notice of the request for such waiver or extension is delivered by the Collection Agent to the Administrative Agent (for distribution to the Purchaser Agents) promptly after such request being sent to the Revolving Credit Lenders under the Credit Agreement;

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(ii)               as soon as available and in any event within 90 days after the end of each fiscal year of United Rentals, a copy of the annual report for such year for United Rentals and its Subsidiaries, containing financial statements for such year audited by Ernst & Young or other independent public accountants of recognized national standing; notwithstanding the foregoing, in the event the due date for delivery of such financials is waived or extended with respect to the Revolving Loans (as defined in the Credit Agreement) pursuant to the Credit Agreement and at such time each of Scotia Capital, PNC, MUFG, ~~ST~~Truist and TD are Revolving Credit Lenders (as defined therein) thereunder, such waiver or extension will be deemed to have been made with respect to the delivery of such financials under this Agreement; provided that written notice of the request for such waiver or extension is delivered by the Collection Agent to the Administrative Agent (for distribution to the Purchaser Agents) promptly after such request being sent to the Revolving Credit Lenders under the Credit Agreement;

(iii)            promptly after the occurrence of each Event of Termination or Incipient Event of Termination, a statement of the chief financial officer of the Seller setting forth details of such Event of Termination or Incipient Event of Termination and the action that the Seller has taken and proposes to take with respect thereto;

(iv)             promptly after the sending or filing thereof, copies of all reports that United Rentals sends to any of its securityholders, and copies of all reports and registration statements that United Rentals or any Subsidiary files with the SEC or any national securities exchange;

(v)               promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, reasonably be expected to have a Material Adverse Effect;

(vi)             promptly and in any event within 30 days after any change in the name of the Originator or the Seller, a notice setting forth the new name and the effective date thereof and UCC-3 amendments to all then existing UCC-1 financing statements filed in connection with the Transaction Documents;

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(f)                   Any purchase or any reinvestment pursuant to the Agreement shall for any reason (other than pursuant to the terms hereof) cease to create, or any Receivable Interest shall for any reason cease to be, a valid and perfected undivided percentage ownership or first priority security interest to the extent of the pertinent Receivable Interest in each applicable Pool Receivable and the Related Security and Collections with respect thereto free and clear of any Adverse Claim (other than any Adverse Claim arising under or permitted by any Transaction Document); or the security interest created pursuant to Section 1.09 shall for any reason cease to be a valid first priority perfected security interest in the collateral security referred to in that section free and clear of any Adverse Claim (other than any Adverse Claim arising under or permitted by any Transaction Document), and such default is incapable of remedy or, if capable of remedy, (x) the value of such percentage ownership or security interest shall not exceed $5,000,000 and (y) such default is not corrected or cured within 10 Business Days of any Responsible Officer of the Seller becoming aware of such default or written notice thereof being given to the Seller by the Administrative Agent or any Purchaser Agent; or

(g)                 The Seller shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors or file a notice of intention to make a proposal to some or all of its creditors; or any proceeding shall be instituted by or against the Seller seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller shall take any limited liability company action to authorize any of the actions set forth above in this paragraph (g); or

(h)                 As of the last day of any calendar month, either:

~~(i)                 for any calendar month ending after June 30, 2020, the Default Ratio shall exceed (x) if such month is January, February, March, April or May, 10.25% or (y) if such month is any other month, 9.50%; or~~

(i)                 ~~(ii) (A) for any calendar month ending on or prior to June 30, 2020,~~ the three-month rolling average of the Default Ratio shall exceed ~~15.00% or (B) for any calendar month ending after June 30, 2020, the threemonth rolling average of the Default Ratio shall exceed (x) if such month is January, February, March, April or May, 10.00% or (y) if such month is any other month, 9.25~~2.75%; or

(ii)                ~~(iii) (A) for any calendar month ending on or prior to June 30, 2020,~~ the three-month rolling average of the Delinquency Ratio shall exceed ~~10.00% or~~

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~~(B) for any calendar month ending after June 30, 2020, the Delinquency Ratio shall exceed 4.25% or the threemonth rolling average of the Delinquency Ratio shall exceed 4.00~~14.50%; or

(iii)              ~~(iv) (A) for any calendar month ending on or prior to June 30, 2020,~~ the Pool Balance Dilution Ratio shall exceed ~~3.00% or (B) for any calendar month ending after June 30, 2020, the Dilution Ratio shall exceed 3.25% or the Pool Balance Dilution Ratio shall exceed 3.00~~1.75%; or

(iv)             ~~(v) (A) for any calendar month ending on or prior to June 30, 2020, at any time,~~ the three-month rolling average Days Sales Outstanding shall exceed ~~100 days or (B) for any calendar month ending after June 30, 2020, at any time, the Days Sales Outstanding shall exceed (x) during December, January or February, 68.5 days, or (y) during any other month, 66.570~~ days; or

(i)                 The sum of the Receivable Interests shall be greater than 100% for a period of two Business Days; or

(j)                 There shall have occurred any material adverse change in the business, operations, property or financial condition of the Seller or the Parent and its Subsidiaries, taken as a whole, since the last publicly filed financial statements; or there shall have occurred any event that would reasonably be expected to materially adversely affect (as determined by the Banks in their sole and absolute discretion) the collectability of the Receivables Pool or the ability of the Seller or the Collection Agent to collect Pool Receivables or otherwise perform its obligations under the Agreement; or

(k)               An “Event of Termination” or “Facility Termination Date” shall occur under the Purchase Agreement or any other Transaction Document shall cease to be in full force and effect; or

(l)                 All of the outstanding membership interests of the Seller shall cease to be owned, directly or indirectly, by United Rentals; or

(m)             The Outstanding Balance of all Receivables (based on the most recent Weekly Report) shall for any two consecutive Business Days be less than 105% of the aggregate outstanding Capital (based on the most recent Weekly Report), Yield Reserve, Loss Reserve, Collection Agent Fee Reserve and Dilution Reserve (each as shown in the most recent Monthly Report) and the Seller shall not have cured such event within two Business Days after the date of delivery of the Weekly Report to the Administrative Agent and the Purchaser Agents or the date such Weekly Report should have been delivered; or

(n)               Either (A) a governmental authority with proper authority asserts that (i) the Seller is (or may be deemed) a “covered fund” under the Volcker Rule, and (ii) the terms of this Agreement result in the acquisition by the Administrative Agent or any of the Investors of an ownership interest (as defined in the Volcker Rule) in the Seller or (B) the Administrative Agent

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